ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20090398019-21
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/07/2009 1:45 PM
	Entity Number C22631-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Skystar Bio-Pharmaceutical Company

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

250,000,000 shares of capital stock authorized, of which 200,000,000 shares are common stock, $0.001 par value, and 50,000,000 shares are preferred stock, $0.001 par value.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

70,000,000 shares of capital stock authorized, of which 20,000,000 shares be common stock, $0.001 par value, and 50,000,000 shares shall be preferred stock, $0.001 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 for 10: each 10 issued and outstanding shares of common stock, $0.001 par value, is converted into 1 share of common stock, par value $0.001

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the nearest whole share. The percentage of standing shares that will affected thereby is less than 1%.

7. Effective date of filing: (optional) 5/12/2009

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X Weibing Lu

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 7-1-08